EXHIBIT 11
                  Computation of Earnings Per Share

                               Three Months Ended        Six Months Ended
                                  September 30,            September 30,
                               ------------------        ----------------
                                 1997       1996         1997         1996
                                 ----       ----         ----         ----
PRIMARY:
Net income (in thousands). . $     8,128  $     5,855  $    14,706  $     9,905
                             ===========  ===========  ===========  ===========
Weighted average shares
  outstanding. . . . . . . .  21,396,111   19,498,820   21,249,361   19,496,635

Net effect of dilutive stock
  warrants based on the
  Treasury Stock method
  using average market
  price. . . . . . . . . . .          --       19,387          --        23,280

Net effect of dilutive stock
  options based on the
  Treasury Stock method
  using average market
  price. . . . . . . . . . .     315,113      246,375      374,508      272,705
                             -----------  -----------  -----------  -----------
                              21,711,224   19,764,582   21,623,869   19,792,620
                             ===========  ===========  ===========  ===========

Primary earnings per
  common share . . . . . . . $      0.37  $      0.30  $      0.68  $      0.50
                             ===========  ===========  ===========  ===========


FULLY DILUTED:

Net income (in thousands). . $     8,128  $     5,855  $    14,706  $     9,905

Interest expense on
  convertible notes, net of
  tax (in thousands) . . . .       1,029           --        2,058           --
                             -----------  -----------  -----------  -----------

                             $     9,157  $     5,855  $    16,764  $     9,905
                             ===========  ===========  ===========  ===========

Weighted average shares
  outstanding. . . . . . . .  21,396,111   19,498,820   21,249,361   19,496,635

Net effect of dilutive stock
  warrants based on the
  Treasury Stock method
  using end of period market
  price. . . . . . . . . . .         --        28,491          --        27,833

Net effect of dilutive stock
  options based on the
  Treasury Stock method
  using end of period market
  price. . . . . . . . . . .     315,113      316,404      389,786      307,718

Shares from assumed
  conversion of convertible
  notes. . . . . . . . . . .   4,286,520           --    4,286,520           --
                             -----------  -----------  -----------  -----------

                              25,997,744   19,843,715   25,925,667   19,832,186
                             ===========  ===========  ===========  ===========

Fully diluted earnings per
  common share . . . . . . . $      0.35  $      0.30  $      0.65  $      0.50
                             ===========  ===========  ===========  ===========
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